Exhibit 16.1
[TELEFORD SADOVNICK, P.L.L.C. LETTERHEAD]
Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549 USA
September 6, 2006
Dear Sirs,
We were previously the principal accountants for PetroHunter Energy Corporation, formally known as “Digital Ecosystems Corp.” (the “Company”). We have read the Company’s statements under item 4.01 of its Form 8-K dated August 21, 2006, and we agree with such statements.
Yours truly,
/s/Telford Sadovnick, P.L.L.C.
Telford Sadovnick, P.L.L.C.
Certified Public Accountants